EXHIBIT 99.1

RLI REPORTS FIRST QUARTER 2026 RESULTS

PEORIA, ILLINOIS, April 22, 2026 – RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2026 net earnings of $54.9 million ($0.60 per share), compared to $63.2 million ($0.68 per share) for the first quarter of 2025. Operating earnings(1) for the first quarter of 2026 were $76.8 million ($0.83 per share), compared to $82.5 million ($0.89 per share) for the same period in 2025.

	First Quarter
Earnings Per Diluted Share	2026	2025
Net earnings	$0.60	$0.68
Operating earnings (1)(2)	$0.83	$0.89

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

Highlights for the quarter included:

●	Underwriting income(1) of $57.8 million on a combined ratio(1) of 86.0.
●	Net investment income increased 15%, while gross premiums written increased 3%.
●	Favorable development in prior years’ loss reserves resulted in a $31.3 million net increase in underwriting income.
●	Book value per share of $19.54, an increase of 2% (inclusive of dividends) from year-end 2025.

"We entered 2026 with positive underwriting results, delivering an 86 combined ratio across our diversified specialty portfolio,” said RLI Corp. President & CEO Craig Kliethermes. “Our core performance remained solid to start the year. Gross premiums written grew 3%, led by our casualty segment, and net investment income increased 15%, contributing meaningfully to quarterly results and reflecting the continued strength of our investment portfolio.”

“In a dynamic market, we remain focused on disciplined underwriting, rate adequacy and strategically deploying capital to take advantage of opportunities and reward our shareholders.”

Underwriting Income

RLI achieved $57.8 million of underwriting income in the first quarter of 2026 on an 86.0 combined ratio, compared to $70.5 million on an 82.3 combined ratio in 2025.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $31.3 million and $27.4 million net increase to underwriting income in 2026 and 2025, respectively.

The following table highlights underwriting income and combined ratios by segment for the first quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2026	2025		2026	2025
Casualty	$7.3	$2.1	Casualty	97.1	99.1
Property	48.2	56.9	Property	61.9	57.1
Surety	2.3	11.5	Surety	93.7	68.5
Total	$57.8	$70.5	Total	86.0	82.3

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 15% to $42.3 million, compared to the same period in 2025. The investment portfolio’s total return was -0.4% for the quarter.

RLI’s comprehensive earnings were $29.5 million for the quarter ($0.32 per share), compared to $93.2 million ($1.01 per share) for the same quarter in 2025. In addition to net earnings, comprehensive earnings for 2026 included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Dividends Paid in First Quarter of 2026

On March 16, 2026, the company paid a regular quarterly dividend of $0.16 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $1.1 billion paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Equity in earnings of unconsolidated investees and the related taxes were excluded from operating earnings and operating EPS beginning in the fourth quarter of 2025. The change was made to present a consistent approach in excluding all unrealized changes in equity investments. Operating earnings and operating EPS for prior periods have been recast to conform to the current definition. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2026 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the first quarter, the company’s AM Best financial strength rating was upgraded to A++ (Superior) for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. AM Best also upgraded the Long-Term Issuer Credit Ratings (ICR) for each RLI company to “aa+” (Superior) and upgraded the ICR of RLI’s publicly traded parent holding company, RLI Corp., to “a+” (Excellent).

At 12 p.m. central daylight time (CDT) on April 23, 2026, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/570395995.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2025.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A++ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 50 consecutive years and delivered underwriting profits for 30 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Financial Officer

309-693-5846

Investors@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2026	2025
Favorable development in casualty prior years' reserves	$14.5	$5.1
Favorable development in property prior years' reserves	$20.6	$17.6
Favorable development in surety prior years' reserves	$0.4	$8.3

Net incurred losses related to:
2026 catastrophe events	$(16.0)	$—
2025 and prior catastrophe events	$—	$(12.0)

	Operating Earnings Per Share
	Three Months Ended
	March 31,
	2026	2025
Operating Earnings Per Share(2)(3)	$0.83	$0.89

Specific items included in operating earnings per share:(1)(4)
Net favorable development in casualty prior years' reserves	$0.10	$0.02
Net favorable development in property prior years' reserves	$0.16	$0.14
Net favorable development in surety prior years' reserves	$—	$0.07

Net incurred losses related to:
2026 catastrophe events	$(0.12)	$—
2025 and prior catastrophe events	$—	$(0.09)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.
(4)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2026 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2026	2025	% Change
Net premiums earned	$411,386	$398,345	3.3%
Net investment income	42,321	36,726	15.2%
Net realized gains	9,559	14,912	(35.9)%
Net unrealized gains (losses) on equity securities	(39,396)	(42,318)	(6.9)%
Consolidated revenue	$423,870	$407,665	4.0%
Loss and settlement expenses	193,244	177,238	9.0%
Policy acquisition costs	132,075	123,687	6.8%
Insurance operating expenses	28,280	26,874	5.2%
Interest expense on debt	2,353	1,335	76.3%
General corporate expenses	2,724	2,948	(7.6)%
Total expenses	$358,676	$332,082	8.0%
Equity in earnings of unconsolidated investees	2,147	3,048	(29.6)%
Earnings before income taxes	$67,341	$78,631	(14.4)%
Income tax expense	12,456	15,417	(19.2)%
Net earnings	$54,885	$63,214	(13.2)%

Other comprehensive earnings (loss), net of tax	(25,366)	30,030	NM
Comprehensive earnings	$29,519	$93,244	(68.3)%

Operating earnings(1):
Net earnings	$54,885	$63,214	(13.2)%
Less:
Net realized gains	(9,559)	(14,912)	(35.9)%
Income tax on realized gains	2,007	3,132	(35.9)%
Net unrealized (gains) losses on equity securities	39,396	42,318	(6.9)%
Income tax on unrealized gains (losses) on equity securities	(8,273)	(8,888)	(6.9)%
Equity in earnings of unconsolidated investees	(2,147)	(3,048)	(29.6)%
Income tax on equity in earnings of unconsolidated investees	451	641	(29.6)%
Operating earnings(2)	$76,760	$82,457	(6.9)%

Return on Equity:
Net earnings	22.5%	17.6%
Comprehensive earnings	24.2%	19.8%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	92,187	92,528

Net earnings per share	$0.60	$0.68	(11.8)%
Less:
Net realized gains	(0.10)	(0.16)	(37.5)%
Income tax on realized gains	0.01	0.03	(66.7)%
Net unrealized (gains) losses on equity securities	0.43	0.46	(6.5)%
Income tax on unrealized gains (losses) on equity securities	(0.09)	(0.09)	(0.0)%
Equity in earnings of unconsolidated investees	(0.02)	(0.03)	(33.3)%
Income tax on equity in earnings of unconsolidated investees	—	—	—%
Operating earnings per share(1)(2)	$0.83	$0.89	(6.7)%

Comprehensive earnings per share	$0.32	$1.01	(68.3)%

Cash dividends per share - ordinary	$0.16	$0.15	6.7%

Net cash flow provided by operations	$42,829	$103,514	(58.6)%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of unconsolidated investees and the related taxes were removed from operating earnings and operating earnings per share beginning in the fourth quarter of 2025, resulting in consistent exclusion of unrealized changes in equity investments from operating results. Prior period amounts have been recast to conform to the current definition.

NM = Not Meaningful

RLI CORP

2026 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2026	2025	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,528,692	$3,533,336	(0.1)%
(amortized cost - $3,669,921 at 3/31/26)
(amortized cost - $3,642,362 at 12/31/25)
Equity securities, at fair value	864,912	898,876	(3.8)%
(cost - $539,859 at 3/31/26)
(cost - $534,311 at 12/31/25)
Short-term investments	386,219	120,562	NM
Other invested assets	60,509	59,281	2.1%
Cash and cash equivalents	49,121	51,565	(4.7)%
Total investments and cash	$4,889,453	$4,663,620	4.8%

Accrued investment income	30,456	30,026	1.4%
Premiums and reinsurance balances receivable	243,451	212,226	14.7%
Ceded unearned premiums	118,476	124,669	(5.0)%
Reinsurance balances recoverable on unpaid losses	740,503	746,798	(0.8)%
Deferred policy acquisition costs	176,187	172,648	2.0%
Property and equipment	39,809	40,733	(2.3)%
Investment in unconsolidated investees	56,053	53,521	4.7%
Goodwill and intangibles	53,562	53,562	0.0%
Other assets	53,873	63,683	(15.4)%
Total assets	$6,401,823	$6,161,486	3.9%

Unpaid losses and settlement expenses	$2,927,929	$2,886,819	1.4%
Unearned premiums	991,717	991,636	0.0%
Reinsurance balances payable	23,455	40,580	(42.2)%
Funds held	134,215	127,242	5.5%
Income taxes - current	26,797	29,724	(9.8)%
Income taxes - deferred	5,566	21,769	(74.4)%
Short-term debt	50,000	100,000	(50.0)%
Long-term debt	297,247	—	NM
Accrued expenses	68,016	128,597	(47.1)%
Other liabilities	80,491	56,923	41.4%
Total liabilities	$4,605,433	$4,383,290	5.1%
Shareholders' equity	1,796,390	1,778,196	1.0%
Total liabilities & shareholders' equity	$6,401,823	$6,161,486	3.9%

OTHER DATA:
Common shares outstanding (in 000's)	91,934	91,879

Book value per share	$19.54	$19.35	1.0%
Closing stock price per share	$57.04	$63.98	(10.8)%

Statutory surplus	$1,814,648	$1,846,615	(1.7)%

NM = Not Meaningful

RLI CORP

2026 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2026

Gross premiums written	$307,014		$154,763		$42,109		$503,886
Net premiums written	260,372		118,393		38,895		417,660
Net premiums earned	248,566		126,378		36,442		411,386
Net loss & settlement expenses	152,832	61.5%	33,854	26.8%	6,558	18.0%	193,244	47.0%
Net operating expenses	88,441	35.6%	44,339	35.1%	27,575	75.7%	160,355	39.0%
Underwriting income (1)	$7,293	97.1%	$48,185	61.9%	$2,309	93.7%	$57,787	86.0%

2025

Gross premiums written	$278,454		$170,052		$42,600		$491,106
Net premiums written	235,607		121,736		39,748		397,091
Net premiums earned	229,048		132,544		36,753		398,345
Net loss & settlement expenses	145,835	63.7%	32,725	24.7%	(1,322)	(3.6)%	177,238	44.5%
Net operating expenses	81,142	35.4%	42,904	32.4%	26,515	72.1%	150,561	37.8%
Underwriting income (1)	$2,071	99.1%	$56,915	57.1%	$11,560	68.5%	$70,546	82.3%

(1)	See discussion above: Non-GAAP and Performance Measures.